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                                                                    EXHIBIT 10.7


                                LOAN AGREEMENT


Dated as of:   May 28, 1999

Parties:       Strategicus Partners, Inc., an Oregon corporation    ("Borrower")

And:           netValue Holdings, Inc., a Delaware corporation        ("Lender")


                                   ARTICLE I
                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Borrower" means Strategicus Partners, Inc.

     "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Loan Documents" means this Agreement, the Note, the Security Documents and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with any indebtedness of Borrower to Lender.

     "Lender" means netValue Holdings, Inc.

     "Maximum Revolving Loan Amount" means $2,000,000.00.

     "Note" means the Revolving Note.

     "Person" means an individual or entity, including without limitation a corporation, general or limited partnership, limited liability company, trust, unincorporated association, government or government agency.

     "Security Documents" means each Security Agreement under which Borrower grants and pledges to Lender a security interest, to secure repayment of the Note, in stock, options, warrants, equity investments and other interests which Borrower may acquire in Asia CD, Inc. and/or College411.com, Inc. with the proceeds of the Revolving Loans; in the promissory notes executed by Douglas Spink and Barry Uphoff in consideration of the loans made to them pursuant to
Section 2.2.2 hereof; in the Uphoff Collateral pledged by Barry Uphoff to secure the loan made to him
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pursuant to Section 2.2.2; and in all of Borrower's now owned or hereafter acquired assets, including without limitation all shares of preferred stock in metacat.com, Inc. owned by Borrower.

                                  ARTICLE II
                                REVOLVING LOANS

     2.1 Maximum Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a revolving credit basis (each a "Revolving Advance", collectively, "Revolving Loans"), provided that the aggregate principal amount of outstanding Revolving Loans shall at no time exceed the Maximum Revolving Loan Amount. The availability of Revolving Advances shall terminate forty-five days after the date of this Agreement.

     2.2 Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans as follows:

          2.2.1 The aggregate sum of $577,000 may be loaned by Borrower to Douglas Spink ($310,000) and Barry Uphoff ($267,000); provided however, that Borrower shall, as a condition to loaning a portion of the Revolving Loan to Douglas Spink, grant a security interest in, pledge, endorse and deliver to Lender the promissory note executed by Douglas Spink to evidence the loan obligation, and Borrower shall, as a condition to loaning a portion of the Revolving Loan to Barry Uphoff, grant a security interest in, pledge, endorse and deliver to Lender the promissory note executed by Barry Uphoff and collateral security for such loan including without limitation shares of common stock of Diamond Technology Partners, Inc., or other stock approved in writing by Lender, with a market value equal to the 150% of the principal balance of the loan made to Barry Uphoff as of the date of the loan ("Uphoff Collateral").

          2.2.2 The balance of the Revolving Loans may be used by Borrower to make investments in Asia CD, Inc. and/or College411.com, Inc. on terms and conditions acceptable to Borrower; provided however, that Borrower shall as a condition to using the Revolving Loans for investments in Asia CD, Inc. and/or College411.com, Inc., grant a security interest in and pledge to Lender all assets, stock, warrants, notes, or other equity or debt instruments which evidence Borrower's investment in Asia CD, Inc. and/or College411.com, Inc.

     2.3 Revolving Note. The Revolving Loans shall be evidenced by the Note executed by Borrower in the principal amount of up to $2,000,000.00 substantially in the form attached as Exhibit 2.3. The Revolving Loans shall be subject to all terms and conditions of the Note and of this Agreement.

     2.4 Interest. Interest on the unpaid principal balance of the Note shall be due and payable at the times and at the rates set forth in the Note.

     2.5 Payments. The principal balance of each Revolving Advance under the Note shall be due and payable on or before the forty-fifth (45th) day after the date of this Agreement.

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     2.6  Requests for Revolving Advances. Whenever Borrower wishes to request a
Revolving Advance, Borrower shall give Lender not less than five business days' advance written notice thereof in accordance with the provisions of the Note, provided that Lender shall fund the Revolving Advances related to the loans to Douglas Spink and Barry Uphoff within the later of one business day of the date of this Agreement or within one business day after Borrower's written request therefor.

     2.7 Collateral. In addition to the other collateral granted to secure repayment of the Revolving Note, Borrower shall also grant to Lender a first priority security interest in all assets of Borrower, including without limitation all of its shares of preferred stock in metacat.com, Inc. which comprise 92.5% of all of the stock which metacat.com, Inc. has issued to its shareholders or has committed to issue. All of the collateral described in this Agreement which will be granted by Borrower to Lender to secure repayment of the Revolving Note shall be referred to as the "Collateral."

                                  ARTICLE III
                             CONDITIONS PRECEDENT

     3.1 Initial Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions precedent concurrently with or prior to execution of this Agreement:

          3.1.1 Lender shall have received executed original copies of this Agreement, the Note, and each other Loan Document required by Lender, including without limitation, a Security Agreement executed by Borrower granting to Lender a security interest in all of Borrower's assets.

          3.1.2 Lender shall have received all documents and information Lender may request relating to the authority for and validity of this Agreement and the other Loan Documents, and to any other related matters, each in form and substance satisfactory to Lender.

     3.2 Conditions Precedent to Loan Advances. Lender's Agreement to make a Revolving Advance is subject to satisfaction of the following conditions on the date any Revolving Advance is made.

          3.2.1 No Default shall have occurred or will occur as a result of the Revolving Advance.

          3.2.2 The representations and warranties in this Agreement shall be true and correct as of such date.

          3.2.3 With regard to Revolving Advances for an investment by Borrower in Asia CD, Inc. and/or College 411.com, Inc., Borrower shall execute and/or deliver (or cause to be

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executed and/or delivered) to Lender the following (all documents to be in form and substance satisfactory to Lender):

                 (a) a Pledge and Assignment Agreement duly executed by Borrower, pursuant to which Borrower pledges to Lender all of the Borrower's interest in the capital stock (or other interest acquired by Borrower) of Asia CD, Inc. or College 411.com, Inc. (as the case may be), together with blank stock and bond powers and certificates representing such capital stock or interest;

                 (b) a fully-executed copy of the acquisition agreement (the "Purchase Agreement") pursuant to which Borrower acquires the capital stock or other interest in Asia CD, Inc. or College 411.com, Inc., the terms and conditions of which shall be satisfactory to Lender in its sole discretion;

                 (c) in the event that Borrower acquires a controlling interest in Asia CD, Inc. or College 411.com, Inc., a joinder agreement pursuant to which Asia CD, Inc. or College 411.com, Inc. (as the case may be) joins in this Agreement and the related instruments, documents, and agreements to be executed by Borrower including, without limitation, the Security Documents;

                 (d) certified copies of the resolutions (dated the date of the funding of such Revolving Advance) of the board of directors of Asia CD, Inc. or College 411.com, Inc. (as the case may be) authorizing the execution, delivery and performance of the joinder agreement (if required), the Purchase Agreement and each other document to be executed and/or delivered by such entity pursuant hereto;

                 (e) certified copies of the articles or certificate of incorporation and by-laws of Asia CD, Inc. or College 411.com, Inc. (as the case may be), in each case with all amendments thereto;

                 (f) certificates (dated as of the date of funding such Revolving Advance) of the corporate secretary of Asia CD, Inc. or College 411.com, Inc. (as the case may be) as to the incumbency and specimen signatures of the officers of such entity executing the joinder agreement and each other document to be executed and/or delivered by such entity pursuant hereto;

                 (g) certificates, as of the most recent dates practicable, of the Secretary of State of the state of incorporation and of each other state or jurisdiction in which Asia CD, Inc. or College 411.com, Inc. (as the case may be) is qualified as a foreign entity as to the subsistence and/or good standing of such entity, as applicable;

                 (h) upon funding of such Revolving Advance, all transactions contemplated in the Purchase Agreement shall be fully consummated;

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                 (i)  no event shall have occurred since the date hereof
which has a material adverse effect on the business, properties, prospects, or financial condition of Borrower or Asia CD, Inc. or College 411.com, Inc. (as the case may be);

                 (j) satisfactory review by Lender of the most recently available accountant reviewed or audited financial statements of Asia CD, Inc. or College 411.com, Inc. (as the case may be); and

                 (k) all other information and documents that Lender may reasonably request.

          3.2.4 With regard to Revolving Advances for loans to Douglas Spink, Borrower shall execute and deliver (or cause to be executed and delivered) to Lender the promissory note executed by Douglas Spink to evidence the loan made by Borrower to Douglas Spink, conditionally endorsed by Borrower and made payable to the order of Lender, which promissory note shall be in form and substance reasonably satisfactory to Lender.

          3.2.5 With regard to Revolving Advances for loans to Barry Uphoff, Borrower shall execute and deliver (or cause to be executed and delivered) to Lender each of the documents required in connection with a loan to Douglas Spink, together with a Pledge and Assignment Agreement duly executed by Barry Uphoff (in form and substance reasonably satisfactory to Lender), pursuant to which Barry Uphoff pledges to Lender a security interest in and to the Uphoff Collateral, together with stock certificates evidencing Barry Uphoff's interest in the Uphoff Collateral and blank stock powers providing for the transfer of the Uphoff Collateral duly executed by Barry Uphoff; and

          3.2.6 All other Revolving Advances shall be at Lender's sole discretion.

          3.2.7 With regard to Revolving Advances for an investment in Asia CD, Inc. and/or College411.com, Inc., Borrower shall execute and deliver a Security Agreement, in form and substance reasonably satisfactory to Lender, granting to Lender a first priority security interest and pledge of stock, options, warrants, equity investments and other interests which Borrower acquires in Asia CD, Inc. and/or College411.com, Inc.. with the Revolving Loan proceeds. In addition, any request for a Revolving Advance for an investment in Asia CD, Inc. and/or College411.com, Inc. is subject to Lender's prior written approval.

          3.2.8 With regard to Revolving Advances for loans to Douglas Spink or Barry Uphoff, Borrower shall execute and deliver a Security Agreement, in form and substance reasonably satisfactory to Lender, granting to Lender a first priority security interest in and pledge to Lender the promissory note executed by Douglas Spink to evidence the loan obligation, the promissory note executed by Barry Uphoff to evidence the loan obligation and the Uphoff Collateral.

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                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants:

     4.1 Existence and Power. Borrower is a duly organized and validly existing corporation, is duly qualified and in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents and all other documents to be executed and delivered by it.

     4.2 Authorization. Borrower's execution, delivery and performance of the Loan Documents and all documents to be executed, delivered or performed by it and any borrowing in connection therewith have been duly authorized by all necessary corporate action, do not contravene any law, regulation, rule or order binding on it or its articles of incorporation or bylaws, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

     4.3 Litigation. There are no material actions, proceedings, investigations, or claims pending against Borrower, or to its knowledge, threatened against or affecting it, before any court or arbitrator or any governmental body or agency which would be likely to result in a judgment or order against it (in excess of insurance coverage) for more than $50,000.00 individually or in the aggregate.

     4.4 Taxes. Borrower has filed all tax returns and reports required of it, and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it.

     4.5 Other Agreements. Borrower is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, which such breach or default would have a material adverse effect on its financial condition or operations. As of the date of this Agreement, Borrower is not a party to any material agreements.

     4.6 Compliance with Laws. Borrower is in material compliance with all applicable federal, state, regional and local laws, regulations and ordinances.

     4.7 No Material Misstatements. No report, financial statement, representation or other information furnished by Borrower to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     4.8   Enforceability. This Agreement constitutes, and each other Loan
Document to which Borrower is a party when executed and delivered to Lender will constitute, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

     4.9 Good Title and Validity. Borrower is the true and lawful owner of and has good title to all Collateral which it now owns and it will have good title to all such Collateral acquired hereafter, free of any security interests, liens or encumbrances, except in favor of Lender.

     4.10 First Priority Security Interest. The liens created or to be created in favor of Lender under the Security Agreements do and will at all times on and after the effective date of this Agreement, constitute first priority security interests in the Collateral as security for the obligations of Borrower under the Loan Documents.

                                   ARTICLE V
                              NEGATIVE COVENANTS

     Until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower agrees, that except with the written consent of Lender, which shall not be unreasonably withheld:

     5.1 Liquidation, Merger. Borrower shall not liquidate, dissolve or enter into any merger, consolidation or other combination, except for the proposed merger or combination with Lender.

     5.2 Subsidiaries. Borrower shall not create, acquire or permit to exist any subsidiaries (defined as an entity in which Borrower holds a controlling interest); provided, however, Borrower may create, acquire or permit to exist one or more subsidiaries if each such entity executes and delivers to Lender a joinder agreement in form and substance reasonably satisfactory to Lender, pursuant to which such subsidiary becomes an obligor under the Loan Documents and grants a security interest to Lender in and to all of such subsidiary's assets as collateral security for Borrower's obligations hereunder.

     5.3 Sale of Assets. Borrower shall not sell, lease or dispose of any material portion of its business or assets except for sales of inventory in the ordinary course of business.

     5.4 Loans and Investments. Borrower shall not make or contract to make any loan to any company or purchase or otherwise acquire the capital stock, or any interest in, any company, except for the investments and/or loans in Asia CD, Inc. and/or College411.com, Inc., or loans to Spink and Uphoff.

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                                  ARTICLE VI
                                    DEFAULT

     6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement and each of the Loan
Documents:

          6.1.1 Any default in the payment of any portion of any principal, interest, fees or any other amount when due under this Agreement, the Note or any other Loan Document.

          6.1.2 Any other default in the performance of or compliance with any term of this Agreement, the Note, any other Loan Document, or any other agreement between Lender and Borrower, which default is not cured within ten
(10) days after written notice to Borrower.

          6.1.3 Any default under any security instrument securing any indebtedness or obligation of Borrower to Lender or if any security interest or lien created or purported to be created by any Security Document shall cease to be a valid, first priority security interest or lien.

          6.1.4 The commencement of any proceeding under any bankruptcy or insolvency laws by or against, appointment of a receiver for any part of the property of, insolvency or business failure of, or any attachment, seizure or levy on any property of Borrower.

          6.1.5 One or more judgments for the payment of money shall have been entered against Borrower, which judgment or judgments exceed $10,000.

     6.2 Consequences of Default; Lender's Rights and Remedies. Time is of the essence of this Agreement.

          6.2.1 Upon the occurrence of any Event of Default and at any time thereafter Lender may, at its sole option and subject to the provisions of
Section 6.2.2 hereof, do any one or more of the following:

                 (a) Declare the entire outstanding balance of principal and interest on the Note and other Loan Documents immediately due and payable; and

                 (b) Exercise any and all other rights and remedies provided in the Loan Documents and in any related agreements and documents, and as otherwise provided by law.

          6.2.2 Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents and so long as there is no fraud or intentional misrepresentations or omission by Borrower, its officers, Spink or Uphoff which materially and adversely affect the value of the Borrower's investments in either Asia CD, Inc. or College411.com, Inc., in the event Borrower invests in Asia CD, Inc. and College 411.com, Inc. and grants a security interest to Lender or pledges to Lender the stock, options, warrants, equity investments and other interests which Borrower may

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acquire in Asia CD, Inc. and College411.com, Inc. with the proceeds of the
Revolving Loans, then Lender's sole recourse in the event of a default under the Agreement or the other Loan Documents, shall be to exercise its rights as a secured creditor against such collateral, and neither Borrower or any other guarantor, officer, shareholder or agent shall have any personal liability for the Revolving Loans, including principal, interest other amounts due under this Agreement or the other Loan Documents and Lender shall release its security interest in and pledge of the promissory notes executed by Douglas Spink and Barry Uphoff individually and the pledge of the Uphoff Collateral by Barry Uphoff. In the event Borrower invests in either Asia CD, Inc. or College411.com, Inc. and grants a security interest to Lender or pledges to Lender the stock, options, warrants, equity investments and other interests which Borrower may acquire in Asia CD, Inc. or College411.com, Inc., as applicable, with the proceeds of the Revolving Loans, then Lender's sole recourse for recovery of the Revolving Advance used to make such investment in the event of a default under the Agreement or the other Loan Documents shall be to exercise its rights as a secured creditor against such collateral, and neither Borrower or any other guarantor, officer, shareholder or agent shall have any personal liability for such Revolving Advance, including principal, interest other amounts due under this Agreement or the other Loan Documents related to such Revolving Advance. In the event Borrower does not invest in either Asia CD, Inc. or College411.com, Inc., then Lender may exercise its rights and remedies for collection of all amounts due under the Revolving Note, including exercising its rights and remedies as to any Collateral granted to Lender.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 No Waiver by Lender. No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

     7.2 Notices. Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, three business days after being deposited in the mail as first class, registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below. Any party may at any time change its address for notices by giving notice of such change to the other parties.

     7.3 Collection Costs and Attorney Fees. If litigation or arbitration is commenced to enforce or construe any term of any of the Loan Documents, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court or arbitrator(s) may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

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     7.4   Integration; Conflicting Terms. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control.

     7.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

     7.6 Jurisdiction. In any dispute arising out of this Agreement, the Note or the Loan Documents, Borrower hereby consents to the personal jurisdiction of the state and/or federal courts located in the State of Delaware.

     7.7 Additional Acts. Upon request by Lender, Borrower will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

     7.8 Exhibits. All Exhibits referred to herein are attached hereto and hereby incorporated by reference as if fully set forth herein.

     7.9 Computations. All interest rates and fees referred to herein shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts. Each signed counterpart shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     7.11 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     7.12 Severability. If an arbitrator or a court of competent jurisdiction finds any provision of this Agreement or the Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement and the Loan Documents in all other respects shall remain valid and enforceable.

     7.13 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional agreements, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and pursuant to any of the Loan Documents and to carry out the intent of the parties hereto.

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BORROWER:                               LENDER:

STRATEGICUS PARTNERS, INC.              NETVALUE HOLDINGS, INC.
15455 NW Greenbrier Parkway, #210       Two Penn Center Plaza, Suite 605
Beaverton, OR 97006                     Philadelphia, PA  19102
Fax No.: (800) 893-8895                 Fax No.: (215) 564-3133

By:/s/ Douglas Spink                    By:/s/ Andrew Panzo
   ------------------------------          --------------------------------
Title: Douglas Spink, President        Title:  Andrew Panzo, President
      ---------------------------            ------------------------------

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